UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2008

MAP PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33719	20-0507047
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2400 Bayshore Parkway, Suite 200, Mountain View, CA	94043
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 386-3100

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 19, 2008, MAP Pharmaceuticals, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original

8-K”) describing the License Agreement (the “Agreement”) by and between the Company and ASTRAZENECA AB, a Swedish corporation (“AstraZeneca”), pursuant to which the Company will license to AstraZeneca rights to develop and commercialize the Company’s proprietary nebulized formulation of budesonide, Unit Dose Budesonide (“UDB”), a next generation UDB therapy for the potential treatment of pediatric asthma and combination nebulization therapies. The Company is filing this Form 8-K/A to amend the Original 8-K by attaching the Agreement as an exhibit to the Original 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1*	License Agreement, dated as of December 19, 2008, by and between MAP Pharmaceuticals, Inc., a Delaware corporation and ASTRAZENECA AB, a Swedish corporation.

*	Certain portions have been omitted pursuant to a confidential treatment request. Omitted information has been filed separately with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 30, 2008

MAP PHARMACEUTICALS, INC.

By:	/s/ Charlene A. Friedman
Name:	Charlene A. Friedman
Title:	Vice President, General Counsel and Secretary

INDEX TO EXHIBITS FILED WITH

THE CURRENT REPORT ON FORM 8-K/A DATED DECEMBER 30, 2008

Exhibit No.	Description

10.1*	License Agreement, dated as of December 19, 2008, by and between MAP Pharmaceuticals, Inc., a Delaware corporation and ASTRAZENECA AB, a Swedish corporation.

*	Certain portions have been omitted pursuant to a confidential treatment request. Omitted information has been filed separately with the Securities and Exchange Commission.